Exhibit 4.2
MOLSON COORS INTERNATIONAL LP, as Issuer
and
THE GUARANTORS NAMED HEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

EIGHTH SUPPLEMENTAL INDENTURE
Dated as of August 31, 2020
to the
INDENTURE dated as of September 18, 2015

    THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 31, 2020 and effective as of August 31, 2020 (this “Eighth Supplemental Indenture”), to the Indenture dated as of September 18, 2015 (the “Original Indenture”), as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 18, 2015, by the Third Supplemental Indenture thereto dated as of May 13, 2016, by the Fourth Supplemental Indenture thereto dated as of August 19, 2016, by the Fifth Supplemental Indenture dated as of September 30, 2016, by the Sixth Supplemental Indenture dated as of October 11, 2016, and by the Seventh Supplemental Indenture dated as of January 11, 2018 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Eighth Supplemental Indenture, the “Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BEVERAGE COMPANY, a Delaware corporation (formerly known as Molson Coors Brewing Company, the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, COORS INTERNATIONAL HOLDCO 2, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, CBC HOLDCO 3, INC., a Colorado corporation, NEWCO3, INC., a Colorado corporation, MOLSON COORS HOLDCO INC., a Delaware Corporation, MOLSON COORS BEVERAGE COMPANY USA LLC, a Delaware limited liability company (formerly known as MILLERCOORS LLC), MOLSON COORS USA LLC, a Delaware limited liability company (formerly known as MILLERCOORS USA LLC), and COORS DISTRIBUTING COMPANY LLC, a Delaware limited liability company (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).
    WHEREAS, Section 9.01(5) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Original Indenture without notice to or consent of any Securityholder to add guarantees with respect to the Securities, including any Subsidiary Guaranties;

    WHEREAS, the Issuer desires to add Coors Distributing Company LLC (the “New Guarantor”), as a Subsidiary Guarantor under the Original Indenture;

    WHEREAS, the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;

    NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

    That the parties hereto hereby agree as follows:

    Section 1.    Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

    Section 2.    Addition of Guarantors. The New Guarantor hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article X of the Original Indenture.

    Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter certified and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Eighth Supplemental Indenture, in which case the terms of this Eighth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Eighth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

    Section 4.    Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    Section 5.    Governing Law. This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

    Section 6.    Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                    MOLSON COORS INTERNATIONAL LP

                    By:    MOLSON COORS INTERNATIONAL GENERAL,                         ULC, its General Partner

                    By: /s/ Eric Gunning
                    Name: Eric Gunning
                    Title: Seretary

GUARANTORS:

                    MOLSON COORS BEVERAGE COMPANY

                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    COORS BREWING COMPANY

                    By: /s/ Eric Gunning
                    Name: Eric Gunning
                    Title: Assistant Secretary

                    MOLSON CANADA 2005

                    By: /s/ Eric Gunning
                    Name: Eric Gunning
                    Title: Secretary

                    CBC HOLDCO LLC

                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

[Signature Page to Eighth Supplemental Indenture]

Exhibit 4.2
                    COORS INTERNATIONAL HOLDCO 2, ULC

                    By: /s/ Eric Gunning
                    Name: Eric Gunning
                    Title: Secretary

                    MOLSON COORS CALLCO ULC

                    By: /s/ Eric Gunning
                    Name: Eric Gunning
                    Title: Secretary

                    MOLSON COORS INTERNATIONAL GENERAL, ULC

                    By: /s/ Eric Gunning
                    Name: Eric Gunning
                    Title: Secretary

                    CBC HOLDCO 2 LLC

                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    NEWCO3, INC.

                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    MOLSON COORS HOLDCO INC.
                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    CBC HOLDCO 3, INC.
                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    MOLSON COORS BEVERAGE COMPANY USA LLC
                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    MOLSON COORS USA LLC
                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: President and Chief Executive Officer

                    COORS DISTRIBUTING COMPANY LLC

                    By: /s/ Gavin D.K. Hattersley
                    Name: Gavin D.K. Hattersley
                    Title: Chief Executive Officer

Exhibit 4.2
                    COMPUTERSHARE TRUST COMPANY OF CANADA, as                     Trustee

                    By: /s/ Lisa M. Kudo
                    Name: Lisa M. Kudo
                    Title: Corporate Trust Officer

                    By: /s/ Danny Snider
                    Name: Danny Snider
                    Title: Corporate Trust Officer